UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2010
COMPELLENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33685	37-1434895
(Commission File Number)	(IRS Employer Identification No.)
7625 Smetana Lane
Eden Prairie, MN 55344
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (952) 294-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-2.2

Item 1.01. Entry into a Material Definitive Agreement.
     On December 12, 2010, Compellent Technologies, Inc., a Delaware corporation (“Compellent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with a wholly-owned subsidiary of Dell Inc., Dell International L.L.C., a Delaware limited liability company (“Dell”), and Dell Trinity Holdings Corp., a Delaware corporation and a wholly-owned subsidiary of Dell (“Merger Sub”).
Merger Agreement
     Pursuant to the Merger Agreement, Merger Sub will merge with and into Compellent (the “Merger”), with Compellent continuing as the surviving corporation and a wholly-owned subsidiary of Dell. As a result of the Merger, each share of Compellent common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Compellent, Dell, Merger Sub or any of their wholly owned subsidiaries or by stockholders of Compellent who have validly exercised their appraisal rights under Delaware law) will be converted into the right to receive $27.75 in cash, without interest and subject to any required tax withholding.
     Pursuant to the terms of the Merger Agreement, all of Compellent’s outstanding and unvested stock options that were granted pursuant to Compellent’s 2002 Stock Option Plan will vest immediately prior to the effective time of the Merger. Each vested and outstanding stock option (including the options that will vest contingent upon the consummation of the Merger in accordance with the preceding sentence) that is not exercised immediately prior to the effective time of the Merger will be terminated and converted into the right to receive, with respect to each share of Compellent common stock subject to such stock option, a payment equal to the excess, if any, of $27.75 over the exercise price per share of such stock option. All of Compellent’s stock options that are outstanding and unvested immediately prior to the effective time of the Merger (other than any stock options that will vest contingent upon the consummation of the Merger) will be converted into options to purchase common stock of Dell Inc. Upon the effective time of the Merger, Dell Inc. may, at its discretion, assume either or both of Compellent’s 2002 Stock Option Plan and 2007 Equity Incentive Plan or merge such plan or plans into any equity plan of Dell. Pursuant to the terms of the Merger Agreement, any outstanding offering period under Compellent’s 2007 Employee Stock Purchase Plan will be terminated, and each outstanding purchase right thereunder will be exercised, at least one business day prior to the closing of the Merger.
     Compellent has made various representations, warranties and covenants in the Merger Agreement, including, among others, covenants (1) to carry on its business in the ordinary and usual course during the period between the date of the Merger Agreement and the effective time of the Merger, (2) not to engage in certain specified transactions or activities during such period without Dell’s prior consent, (3) to file a proxy statement and cause a special stockholder meeting to be held regarding the adoption of the Merger Agreement and approval of the Merger, (4) subject to certain exceptions, for the board of directors of Compellent to recommend that the stockholders adopt the Merger Agreement and not withdraw or modify its recommendation of the Merger to Compellent’s stockholders, (5) not to solicit, initiate or take any other action to facilitate a third party in making an “acquisition proposal” or “acquisition inquiry” and (6) subject to certain exceptions, not to provide information to such third party in connection with or in response to such acquisition proposal or acquisition inquiry, or participate in any discussions or negotiations regarding, or approve or recommend, any alternative acquisition proposal.
     The completion of the Merger is subject to the satisfaction or waiver of a number of closing conditions, including, among others, (1) adoption of the Merger Agreement by the holders of a majority of Compellent’s outstanding common stock, (2) the absence of any uncured “material adverse effect” on Compellent occurring after the date of the Merger Agreement and no event or circumstance having occurred that, in combination with other events or circumstances, would reasonably be expected to have a material adverse effect, (3) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) the absence of any legal prohibitions or certain governmental proceedings affecting the closing of the Merger and (5) subject to certain materiality qualifications, the continued accuracy of Compellent’s representations and warranties, and continued compliance by Compellent with covenants and obligations (to be performed at or prior to the closing of the Merger), as of the closing of the Merger.
     The Merger Agreement also includes termination provisions for both Compellent and Dell. In connection with a termination of the Merger Agreement under specified circumstances involving competing transactions, a change in Compellent’s board of directors’ recommendation of the Merger to Compellent’s stockholders or other “triggering events”, Compellent may be required to pay Dell a termination fee of $37,000,000 and up to an additional $960,000 to reimburse Dell’s expenses. In addition, in connection with a termination of the Merger Agreement under certain circumstances involving a change in Compellent’s board of directors’ recommendation of the Merger to Compellent’s stockholders due to a change in circumstances unrelated to an acquisition proposal, Compellent may be required to pay Dell a termination fee of $47,000,000 and up to an additional $960,000 to reimburse Dell’s expenses.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

     The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Compellent. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that Compellent delivered to Dell in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Compellent’s public disclosures.
Stockholder Rights Plan
     Pursuant to the terms of the Merger Agreement, Compellent agreed to adopt a stockholder rights plan in a form approved by Dell no later than three days after the date of the Merger Agreement. A description of the stockholder rights plan is contained in a Compellent’s Current Report on Form 8-K, as filed separately with the SEC on December 16, 2010, and is incorporated herein by reference.
Voting Agreement
     On December 12, 2010, in connection with the Merger Agreement, Dell entered into Voting and Support Agreements (the “Support Agreements”) with certain of Compellent’s stockholders, including certain affiliates of its directors and certain executive officers, who together represented approximately 25.3% of Compellent’s outstanding shares of common stock and 25.4% of Compellent’s fully diluted shares of common stock as of December 10, 2010. Under the terms of the Support Agreements, each of the above stockholders, among other things, has agreed to vote, and has irrevocably appointed Dell as its proxy to vote, all outstanding shares of Compellent common stock held by such stockholder at any meeting of (or action by written consent taken by) stockholders of Compellent (1) in favor of the Merger and the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, (2) against any action or agreement that would result in a breach of any representation, warranty, covenant or other obligation of Compellent under the Merger Agreement, and (3) against certain other transactions (other than the Merger), including, among others, (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Compellent or any of its subsidiaries (other than the Merger), (ii) any reorganization, recapitalization, dissolution or liquidation of Compellent or any of its subsidiaries, (iii) any sale, lease, license or other transfer of a material portion of the rights or assets of Compellent or any of its subsidiaries outside the ordinary course of business, (iv) any change in a majority of the board of directors of Compellent, or (v) any action that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions or actions contemplated by the Merger Agreement or the Support Agreements. Under certain circumstances (generally involving competing transactions prior to the termination of the Merger Agreement, a change in Compellent’s board of directors’ recommendation of the Merger to Compellent’s stockholders or other “triggering events”, in which a termination fee may be payable by Compellent to Dell), the obligations of the above stockholders pursuant to the Support Agreements survive the termination of the Merger Agreement for a period of 275 days.
     The stockholders subject to the Support Agreements also have agreed, among other things (i) not to transfer or otherwise dispose, tender or grant a proxy with respect to their shares of Compellent common stock, and (ii) to waive, in connection with the Merger and the other transactions contemplated by the Merger Agreement, any dissenters’, appraisal or other similar rights they may have with respect to their shares of Compellent common stock. Additionally, such stockholders have agreed not to solicit, initiate or knowingly encourage the making of a competing acquisition proposal or take any action that could reasonably be expected to lead to a competing acquisition proposal, furnish any information or engage in discussions in connection with a competing acquisition proposal or, subject to limited exceptions, make any disclosure of non-public information relating to the Merger or any competing acquisition proposal or indicating that the stockholder does not fully support the Merger.
     The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, a copy of which is attached hereto as Exhibit 2.2 and incorporated herein by reference.
Item 8.01. Other Events.
Legal Proceeding
     On December 15, 2010, a putative stockholder class action lawsuit was filed by a single plaintiff against the members of Compellent’s board of directors, Dell and Merger Sub in the State of Minnesota District Court, Fourth Judicial District in the County of Hennepin. The action, entitled Robert P. Jones v. Black et al., alleges that the members of Compellent’s board of directors breached their fiduciary duties of care, loyalty, good faith and independence to Compellent’s stockholders by entering into the Merger Agreement because they failed to, among other things (1) fully inform themselves of the market value of Compellent before entering into the Merger Agreement, (2) exercise valid business judgment in connection with the Merger Agreement, (3) act in the bests interests of the stockholders, (4) maximize stockholder value, and (5) obtain the best financial and other terms. The complaint alleges that Dell and Merger Sub aided and abetted Compellent’s board of directors in breaching their fiduciary duties. Plaintiff seeks to enjoin the acquisition of Compellent by Dell and Merger Sub and seeks monetary damages in an unspecified amount.
     Additional lawsuits may be filed asserting substantially similar allegations and seeking substantially similar relief. In the event such additional lawsuits are filed, Compellent will not be updating this disclosure.
     Compellent believes the allegations in the complaint are entirely without merit, and intends to vigorously defend each action. However, even a meritless lawsuit potentially may delay consummation of the transactions contemplated by the Merger Agreement, including the Merger.

Cautionary Statement Regarding Forward-Looking Statements
     Statements in this Current Report on Form 8-K that relate to future results and events are forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 based on Compellent’s current expectations regarding the Merger transaction. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. There can be no assurances that the Merger will be consummated. Such forward-looking statements are not guarantees of future events. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: the stockholders of Compellent may not adopt the Merger Agreement; the parties may be unable to obtain governmental and regulatory approvals required for the Merger, or required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger; the parties may be unable to complete the Merger because, among other reasons, conditions to the closing of the Merger may not be satisfied or waived; the possibility that a court could enjoin the Merger; the possibility that the expected synergies from the proposed Merger will not be realized, or will not be realized within the anticipated time period, or the risk that the businesses will not be integrated successfully; the possibility of disruption from the Merger making it more difficult to maintain business and operational relationships; developments beyond the parties’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences; and other risks that are described in Compellent’s Annual Report on Form 10-K for the year ended December 31, 2009 and in its subsequently filed reports with the Securities and Exchange Commission (the “SEC”). Compellent undertakes no obligation to update these forward-looking statements except to the extent otherwise required by law.
Important Additional Information
     Compellent intends to file with the SEC a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the Merger. The definitive proxy statement will be sent or given to the stockholders of Compellent. INVESTORS AND STOCKHOLDERS OF COMPELLENT ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO.
     Investors and stockholders may obtain free copies of the proxy statement and other documents filed by the parties (when available), at the SEC’s website at www.sec.gov or at Compellent’s website at www.compellent.com/investors. The proxy statement and such other documents may also be obtained, when available, for free from Compellent by directing such request to Investor Relations, 7625 Smetana Lane, Eden Prairie, MN 55344-3712, telephone: (952) 294-3300.
     Compellent, Dell and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from Compellent’s stockholders in connection with the Merger. Information concerning the interests of these persons will be set forth in the proxy statement relating to the transaction when it becomes available.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of December 12, 2010, by and among Dell International L.L.C., Dell Trinity Holdings Corp. and Compellent Technologies, Inc.*

2.2	Form of Voting and Support Agreement entered into between Dell International L.L.C. and the following stockholders of Compellent Technologies, Inc.: Entities Affiliated with El Dorado Ventures, Entities Affiliated with Crescendo Ventures, Lawrence E. Aszmann, John P. Guider and Philip E. Soran.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Compellent agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compellent Technologies, Inc.
Date: December 16, 2010	By:	/s/ John R. Judd
John R. Judd
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of December 12, 2010, by and among Dell International L.L.C., Dell Trinity Holdings Corp. and Compellent Technologies, Inc.*

2.2	Form of Voting and Support Agreement entered into between Dell International L.L.C. and the following stockholders of Compellent Technologies, Inc.: Entities Affiliated with El Dorado Ventures, Entities Affiliated with Crescendo Ventures, Lawrence E. Aszmann, John P. Guider and Philip E. Soran.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Compellent agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.